For the annual period ended (a)

September 30, 1996 File number (c)811-

6677

                          SUB-ITEM 77

0

                             EXHIBITS

           Transactions Effected Pursuant
to Rule 10f-3 1.          Name of Issuer
 Lucent

2.   Date
of
Purchase
 4/3/96

3.   Number of
Securities Purchased
       4,200
4.   Dollar Amount of
Purchase
       $113,400

5.   Price Per Unit
       $27.00

6.   Name(s) of Underwriter(s) or
Dealer(s)
     From whom Purchased
       Morgan Stanley, Goldman Sachs and
Merrill Lynch

7.   Other Members of the Underwriting
Syndicate
  Merrill Lync, Pierce, Fenner and Smith
                   Inc.
       Lehman Brothers Inc.
       Prudential Securities Incorporated
       Montgomery Securities
       Morgan Stanley & Co.
       Schroeder Wertheim & Co.
       CS First Boston Corporation
       Donaldson, Lufkin & Jenrette Securities
       Corporation    Ragen MacKenzie Incorporated
       Goldman Sachs & Co.
       Smith Barney Inc.
       Dean Witter Reynolds
       Inc. Sanford C.
       Bernstein & Co.,
       Inc. Alex, Brown &
       Sons Incorporated
       A.G Edwards & Sons
       Inc. Oppenheimer &
       Co.
   William Blair & Co.
      Advest, Inc.
       Dain Bosworth
       Inc. EVEREN
       Securities, Inc.
       First Manhattan
       Co. First of
       Michigan Corp.
       Furman Selz Inc.
Interstate/Johnson Lane
Corp. Edward D. Jones &
Co.
 Legg Mason Wood Walker, Inc.
       McDonald & Company
       Securities, Inc. Piper
       Jaffray
       Rauscher Pierce
       Refsnes, Inc. Wheat,
       First Securities, Inc.
       Bear, Sterns and
       Company, Inc. Arnold $
       S. Bleichroeder, Inc.
       J.P. Morgan Securities
       PaineWebber
       Incorporated
Robert W. Baird & Co.
Incorporated M.R. Beal &
Company
  J.C. Bradford and Company
       Cowen and Co. Crowell, Weedon &
       Co.
Deutsche Morgan Grenfell/C.J. Lawerence
Inc. Dillion, Reed & Co. Inc.
       Fahnestock and Co.
       Inc. Gabelli &
       Company, Inc.
Gerard Klauer Mattison &
Co. LLC Gruntal And Co.
Inc.
    Guzman and Co.
       Hambrecht &
       Quist LLC
Janney Montgomery Scott
Inc. WR Lazard, Laidlaw
& Luther Lazard Freres
& Co. LLC Needham & Co.
Inc.
       Paribas Corp.
       Parker/Hunter Inc.
       Pryor, McClendon,
       Counts & Co. Inc.
       Raymond James &
       Associates Inc.
       Robertson, Stevens and
       Company LLC The
       Robertson-Humphrey
       Company Inc. Salomon
       Brothers Inc.
  SBC Capital Markets
       Scott &
       Stringfellow
       Inc. Muriel
       Siebert $ Co.
       Inc. Stifel,
       Nicholas & Co.
       Inc. Sutro &
       Co. Inc.
       UBS Securities
       Wasserstein Parella
Securities, Inc.

International Underwriters

     Goldman Sachs International
Merrill Lynch International Limited
     ABN AMRO Bank N.V.
     Banque Paribas
     UBS Limited
     Morgan Stanley & Co.
     International Limited
     Comerzebank Aktiengesellschaft
     Credit Lyonnais
     Securities Daiwa
     Europe Limited
Robert Fleming & Co.
Limited Kleinwort Benson
Limited Swiss Bank
Corporation
Morgan Grenfell & Co.
Limited Bear Sterns
International Limited CS
First Boston Limited
JP Morgan Securities Ltd
     PaineWebber
     International UK LTD
     Argentina Bolsa SVB
     SA
 Cazenove &
     Co.
     CIBC
Wood Gundy
plc